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Exhibit 24

POWER OF ATTORNEY

        WHEREAS, Ameren Corporation, a Missouri corporation (the "Company"), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registration statements on an appropriate form and any amendments thereto registering common stock under the Company's Dividend Reinvestment and Stock Purchase Plan (DRPlus), as authorized by the Company's Board of Directors on May 7, 2020; and

        WHEREAS, each of the below undersigned is a director of the Company;

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Warner L. Baxter and/or Michael L. Moehn and/or Chonda J. Nwamu and/or Bruce A. Steinke the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said registration statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 21st day of May, 2020:

Cynthia J. Brinkley, Director	/s/ Cynthia J. Brinkley
Catherine S. Brune, Director	/s/ Catherine S. Brune
J. Edward Coleman, Director	/s/ J. Edward Coleman
Ward H. Dickson, Director	/s/ Ward H. Dickson
Noelle K. Eder, Director	/s/ Noelle K. Eder
Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons
Rafael Flores, Director	/s/ Rafael Flores
Richard J. Harshman, Director	/s/ Richard J. Harshman
Craig S. Ivey, Director	/s/ Craig S. Ivey
James C. Johnson, Director	/s/ James C. Johnson
Steven H. Lipstein, Director	/s/ Steven H. Lipstein
Stephen R. Wilson, Director	/s/ Stephen R. Wilson

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  Exhibit 24
POWER OF ATTORNEY